Exhibit 99.1


     Nektar Announces Financial Results for the Year and Fourth Quarter 2005


     SAN CARLOS, Calif.--(BUSINESS WIRE)--Feb. 28, 2006--Nektar Therapeutics (Nasdaq:NKTR):

     -- Exubera(R) (insulin human (rDNA origin)) Inhalation Powder approved in U.S. and EU;

     -- First Nektar proprietary product receives FDA Orphan Drug Designation (amphotericin B inhalation powder);

     --   Phase II trial underway for inhaled antibiotics product;

     --   Three new partner agreements announced in 2005.

     Nektar Therapeutics (Nasdaq:NKTR) today announced its financial results for the year and fourth quarter ended December 31, 2005.
     For 2005, the Company reported total revenue of $126.3 million, compared to $114.3 million in 2004. In 2005, product and royalty revenue was $29.4 million compared to $25.1 million in 2004; contract research revenue was $81.6 million compared to $89.2 million for 2004. In 2005, the Company reported Exubera commercialization readiness revenue from Pfizer of $15.3 million for reimbursement of certain agreed-upon operating costs related to preparation for commercial manufacture of Exubera drug powder.
     For 2005, the Company reported a net loss of $185.1 million or $(2.15) per share, including $73.2 million of special charges associated with the acquisition of Aerogen, Inc., and an impairment to goodwill and certain fixed assets associated with Nektar UK (formerly Bradford Particle Design) compared to a net loss of $101.9 million or $(1.30) per share for 2004. Excluding the special charges of $65.3 million for non-cash impairment of goodwill and certain fixed assets related to Nektar UK and $7.9 million for purchased in-process research and development expense associated with the acquisition of Aerogen, Inc., the Company's non-GAAP net loss for 2005 was $111.9 million or $(1.30) per share. No such special charges were included in the Company's 2004 results of operations. The determination that the goodwill and certain fixed assets associated with Nektar UK were impaired was made in connection with the Company's year-end financial close process and preparation of its financial statements.
     For the three months ended December 31, 2005, Nektar reported total revenue of $32.9 million compared to $31.4 million in the same period of 2004. In the fourth quarter of 2005, product and royalty revenue was $9.0 million compared to $9.3 million in the same period of 2004; contract research revenue totaled $18.9 million compared to $22.0 million in the same period of 2004. For the three months ended December 31, 2005, the Company also reported Exubera commercialization readiness revenue from Pfizer of $5.0 million for reimbursement of certain agreed-upon operating costs related to preparation for commercial manufacture of Exubera drug powder product.
     The Company reported a net loss of $108.2 million or $(1.23) per share for the three months ended December 31, 2005, compared to a net loss of $19.3 million or $(0.23) per share in the same period 2004. Excluding the special charges related to the acquisition of Aerogen and the impairment of goodwill and certain fixed assets associated with Nektar UK, the Company's non-GAAP net loss for the fourth quarter 2005 was $35.0 million or $(0.40) per share.
     As of December 31, 2005, the Company reported cash, cash equivalents and short-term investments of $566.4 million compared to $418.7 million as of December 31, 2004.
     "Nektar enters 2006 with the key elements in place for growth. Pfizer is preparing to launch Exubera, a product that is being hailed as a major medical breakthrough in diabetes therapy. Our partner pipeline includes two late stage products using Nektar technology that we expect to be filed for approval this year. Finally, we are building value in our proprietary product pipeline with two pulmonary products in the clinic and two additional products in pre-clinical stages," said Ajit S. Gill, Nektar president and CEO.

     Financial Outlook for 2006

     The following outlines Nektar's financial outlook for 2006:

     -- Nektar expects that revenue for 2006 will be in the range of $160 to $190 million. The Company expects manufacturing and royalty revenue related to Exubera to be in the range of $60 to $80 million, with the majority of the revenue being generated by manufacturing sales to Pfizer. The remaining $100 to $110 million is expected to be divided fairly evenly between contract revenue and product sales revenue other than Exubera.

     -- Net loss will be in the range of $115 to $130 million, including approximately $15 million for stock-based compensation charges. Included in the net loss are estimated expenditures of approximately $80 to $90 million for the development of Nektar's products and technology platforms that include clinical trials for amphotericin B inhalation powder, a product recently granted orphan drug designation by the Food and Drug Administration (FDA). Amphotericin B inhalation powder is expected to enter pivotal trials in the first half of 2007. Other proprietary product investments include Phase II clinical trials for inhaled antibiotics; and the initiation of clinical trials for a third proprietary product.

     -- The Company anticipates ending the year with cash, cash equivalents and short-term investments at approximately $415 to $440 million.

     Summary of Progress in 2005 and Early 2006

     Exubera Approved in the U.S. and EU

     "The approval of Exubera in the U.S. and the EU marks the beginning of a new era for diabetes patients who for the first time have an alternative to injectable insulin therapy to control their blood sugars. Exubera is the first non-injectable, inhaleable form of insulin to be approved since the discovery of insulin in the 1920s, and represents a major advance in diabetes treatment," said Dr. John Patton, co-founder and chief scientific officer at Nektar.
     Nektar developed the inhalers and the powdered insulin formulation for Exubera in partnership with Pfizer. On January 26, 2006, the European Commission approved Exubera for the treatment of adults with type 1 and type 2 diabetes. On January 27, 2006, the U.S. FDA approved Exubera for the treatment of adults with type 1 and type 2 diabetes.

     Proprietary Products Focus on Promising Breakthrough Therapies in Specialty Markets

     "Nektar is developing a pipeline of breakthrough products that will make a difference in patients' lives. Because they focus on improving existing medicines, we believe they offer a lower development risk profile than traditional new chemical entities, yet offer the promise of addressing unmet needs. Lower development risk associated with differentiated products offer the potential to provide for significant returns-on-investment," said Gill.
     The Company's proprietary products strategy matches Nektar's technologies and expertise in drug delivery with established medicines to create innovative products that have the potential to provide better efficacy, safety and ease-of-use. The proprietary pipeline has two products in clinical trials and two products in pre-clinical testing.
     On February 14, 2006, Nektar announced that the FDA has granted orphan drug designation to one of these clinical products, amphotericin B inhalation powder, to prevent pulmonary fungal infections in immunocompromised patients. Orphan products are developed to treat diseases or conditions that affect fewer than 200,000 people in the U.S. The Orphan Drug Act provides a seven-year period of exclusive marketing to the first sponsor who obtains marketing approval for a designated orphan drug.
     Following the close of the Aerogen acquisition in the fourth quarter 2005, the Company merged its inhaled ICU antibiotics program, which was in proof-of-concept for prevention of ventilator-associated pneumonia, with Aerogen's ongoing Phase II program, that uses aerosolized amikacin to treat hospital pneumonias. The new combined inhaled antibiotics program leverages the proprietary OnQ(R) Aerosol Generator from Aerogen which delivers highly-efficient aerosolized antibiotics to a mechanically-ventilated patient. The new program will focus on adjunctive treatment of gram negative pneumonias in patients on mechanical ventilation. Gram-negative bacilli account for most hospital-acquired pneumonias and can have a high mortality rate of 25-50%. A Phase II trial for the inhaled antibiotics program is underway.

     Partner Program Highlights Nektar Contribution to Innovative Products

     "Our deep partner pipeline highlights the value of our drug delivery technology to create innovative, new therapies that raise the standards of patient care," said Gill.

     -- In 2005, Nektar added three new collaborations to its partner portfolio: a program with Bayer Healthcare for inhaled ciprofloxacin for lung infections in cystic fibrosis patients; a partnership with Baxter, who is using Nektar's PEGylation technology to develop longer-acting forms of blood clotting proteins for hemophiliacs; and a collaboration with Zelos Therapeutics to create an inhaleable powder form of their parathyroid hormone analogue that is under development for osteoporosis patients.

     -- Several partner products advanced in the pipeline in 2005 including Chiron Corporation's Tobramycin inhalation powder which entered Phase III trials in the fourth quarter of 2005.

     Nektar's partner pipeline now includes nine products that have been approved for marketing in the U.S. and/or Europe as well as six additional products in Phase II or Phase III clinical trials, including, Chiron's Tobramycin inhalation powder for lung infections in cystic fibrosis patients in Phase III; UCB's CDP791 for non small cell lung cancer in Phase II; Pfizer's PEG product (undisclosed molecule) in Phase II; and Solvay's pulmonary dronabinol in Phase II. Roche's CERA for renal anemia and UCB's Cimzia(TM) for Crohn's disease are both in Phase III trials and are expected to be filed for approval by the end of 2006.

     Conference Call Information

     Ajit S. Gill will host a conference call for analysts and investors today beginning at 2:00 p.m. Pacific Time, to discuss further the Company's performance.
     Investors can access a live audio-only webcast through a link that is posted on the Investor Relations section of Nektar's website at http://www.nektar.com. The web broadcast of the conference call will be available for replay through March 14, 2006.
     Analysts and investors can also access the conference call live via telephone by dialing (800) 559-9370 (U.S.); (847) 619-6819 (international). The passcode is 13939488# and the host is Mr. Ajit Gill. An audio replay will be available shortly following the call through March 14, 2006 and can be accessed by dialing (877) 213-9653 (U.S.); or (630) 652-3041 (International) with a passcode of 13939488#. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in the press release, related information will be made available on the Investor Relations page at the Nektar website as soon as practical after the conclusion of the conference call.

     About Nektar

     Nektar Therapeutics develops and enables high-value, differentiated therapeutics with its industry-leading drug delivery technologies, expertise and manufacturing capabilities. The world's top biotechnology and pharmaceutical companies are developing new and better therapeutics using Nektar's advanced technologies and know-how. Nektar also develops its own products by applying its drug delivery technologies and its expertise to existing medicines to enhance performance, such as improving efficacy, safety and compliance.

     This press release contains forward-looking statements that reflect management's current views and expectations as to the Exubera product launch, product and technology development plans and funding, clinical plans and expectations for the clinical advancement of our proprietary and partner products, the potential for new product efficacy, safety, compliance, and economic benefits for patients, the value and risk profile of our proprietary product programs, and financial projections for the 2006 calendar year. These forward-looking statements involve uncertainties and other risks, including but not limited to: (i) the timing and success of the Exubera commercial launch (ii) our ability to manufacture and supply sufficient quantities of Exubera dry powder insulin and inhalation devices to meet market demand (iii) the discovery of any new or more severe side effects or negative efficacy findings for Exubera or any product liability claims related thereto (iv) increased investment in our proprietary products prior to seeking partner collaborations may adversely impact our results of operations and financial condition (v) our success or the success of our partners in obtaining regulatory approvals, and (vi) a material negative impact on our results of operations for future periods as a result of the application of new share-based payment accounting rules. Other important risks and uncertainties are detailed in Nektar's reports and other filings with the SEC, including its most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K. Actual results could differ materially from the forward-looking statements contained in this press release. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

     Non-GAAP Financial Measures

     The Company provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing results of operations may be difficult to understand if limited to reviewing only GAAP financial results. In managing the Company's business, management reviews non-GAAP results of operations, including non-GAAP operating income (loss), net income (loss) and net income (loss) per share, which exclude as applicable, stock-based compensation charges, goodwill impairments, and acquired in-process research and development expense to evaluate the Company's ongoing operations and to allocate resources within the organization.
     Nektar management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures. The Company considers and presents such non-GAAP financial measures in measuring and reporting its financial results to provide management and investors with an additional tool to evaluate the Company's operating results in a manner that focuses on what management believes to be the Company's ongoing business operations. Management believes that the inclusion of non-GAAP financial measures provides consistency and comparability with past reports of financial results. Investors should note, however, that the non-GAAP financial measures used by the Company may not be the same non-GAAP financial measures as, and may not be calculated in the same manner as, that of other companies with which investors may compare the financial results of the Company. Management believes it is useful for the Company and investors to review both GAAP information that includes the expenses and charges mentioned above and the non-GAAP financial measures that exclude such special expenses and charges to have a better understanding of the overall performance of the Company's business, its allocation of resources, and its ability to perform in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.



                          NEKTAR THERAPEUTICS
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             ( In thousands, except per share information)

                                 Unaudited            Unaudited
                           -------------------- ---------------------
                           Three-Months Ended   Twelve-Months Ended
                               December 31,          December 31,
                           -------------------- ---------------------
                              2005      2004       2005       2004
                           ---------- --------- --------- -----------


Revenue:
    Contract research
     revenue               $  18,865  $ 22,018  $  81,602  $  89,185
    Product sales and
     royalty revenue           9,053     9,348     29,366     25,085
    Exubera
     commercialization
     readiness                 4,963               15,311
                            --------- ---------- --------- ----------
Total revenue                 32,881    31,366    126,279    114,270

Operating costs and
 expenses:
    Cost of goods sold and
     royalty costs             6,915     6,052     23,728     19,798
    Exubera
     commercialization
     readiness costs           4,233               12,268
    Research and
     development              42,338    34,047    151,659    133,523
    General and
     administrative           13,659     8,685     43,852     30,967
    Purchased in-process R&D   7,859                7,859
    Amortization of other
     intangible assets         1,261       981      4,206      3,924
    Impairment of long
     lived assets             65,340               65,340
                            --------- ---------  --------- ----------
Total operating costs
 and expenses                141,605    49,765    308,912    188,212
                            ---------  --------  ---------  ---------

Loss from operations        (108,724)  (18,399)  (182,633)   (73,942)


Gain/(loss) on debt
 extinguishment                    -         -       (303)    (9,258)
Other income/
 (expense), net                  323        (7)    (1,112)       296
Interest income                5,339     1,985     13,022      6,602
Interest expense              (5,177)   (3,144)   (14,085)   (25,747)
                            ---------  --------  ---------  ---------

Income/(loss) before
 benefit/(provision) for
 income taxes               (108,239)  (19,565)  (185,111)  (102,049)

Benefit/(provision) for
 income taxes                      -       295          -        163
                            ---------  --------  ---------  ---------

Net income/(loss)          $(108,239) $(19,270) $(185,111) $(101,886)
                            =========  ========  =========  =========


Basic and diluted net loss
 per common share          $   (1.23) $  (0.23) $   (2.15) $   (1.30)

Shares used in computing
 basic and diluted net loss
 per share                    87,648    84,153     85,915     78,461


                          NEKTAR THERAPEUTICS
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)


                                           December 31,   December 31,
                                              2005           2004
                                           (unaudited)        (a)
                                           -----------    -----------

                  ASSETS

Current assets:
        Cash, cash equivalents and
         short-term investments            $  566,423     $  418,740
        Inventory                              18,627         10,691
        Other current assets                   25,015         25,108
                                            ----------     ----------
            Total current assets              610,065        454,539

Restricted investments                              -              -
Property and equipment, net                   142,127        151,247
Goodwill                                       78,431        130,120
Other intangible assets, net                   13,452          6,456
Deposits and other assets                      14,479          2,559
                                            ----------     ----------
                                           $  858,554     $  744,921
                                            ==========     ==========


   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable and accrued
         liabilities                       $   53,626     $   24,231
        Capital lease obligations - current       482          1,532
        Deferred revenue                       15,487         29,890
                                            ----------     ----------
            Total current liabilities          69,595         55,653

Convertible subordinated debentures           417,653        173,949
Accrued rent                                    2,409          2,117
Capital lease obligations - noncurrent         20,276         23,568
Other long-term liabilities                    21,810         22,292

Stockholders' equity:
        Preferred stock at par                      -              -
        Common stock at par                         9              8
        Capital in excess of par            1,233,690      1,187,575
        Deferred compensation                  (2,949)        (2,764)
        Accumulated other
         comprehensive gain                    (1,707)          (356)
        Accumulated deficit                  (902,232)      (717,121)
                                            ----------     ----------
            Total stockholders' equity        326,811        467,342
                                            ----------     ----------
                                           $  858,554     $  744,921
                                            ==========     ==========


(a) The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.


                          NEKTAR THERAPEUTICS
       NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (In thousands, except per share information)

                                                Unaudited
                                            Three-Months Ended
                                             December 31, 2005
                                     --------------------------------

                                        GAAP     Non-GAAP   Non-GAAP
                                                Adjustments
                                     ---------- ----------- ---------
Revenue:
     Contract research revenue       $  18,865           -  $ 18,865
     Product sales and royalty
      revenue                            9,053           -     9,053
     Exubera commercialization
      readiness                          4,963           -     4,963
                                      ---------              --------
Total revenue                           32,881           -    32,881

Operating costs and expenses:
     Cost of goods sold and
      royalty costs                      6,915           -     6,915
     Exubera commercialization
      readiness costs                    4,233           -     4,233
     Research and development           42,338           -    42,338
     General and administrative         13,659           -    13,659
     Purchased in-process R&D(a)         7,859      (7,859)        -
     Amortization of other
      intangible assets                  1,261           -     1,261
     Impairment of long lived
      assets(b)                         65,340     (65,340)        -
                                      --------- -----------  --------
Total operating costs and expenses     141,605     (73,199)   68,406
                                      --------- -----------  --------

Loss from operations                  (108,724)     73,199   (35,525)


Gain/(loss) on debt extinguishment           -           -         -
Other income/(expense), net                323           -       323
Interest income                          5,339           -     5,339
Interest expense                        (5,177)          -    (5,177)
                                      --------- -----------  --------

Income/(loss) before
 benefit/(provision) for income taxes (108,239)     73,199   (35,040)

Benefit/(provision) for income taxes         -           -         -
                                      --------- -----------  --------

Net income/(loss)                    $(108,239)     73,199  $(35,040)
                                      ========= ===========  ========


Basic and diluted net loss per
 common share                        $   (1.23)       0.84  $  (0.40)

Shares used in computing basic and
 diluted net loss per share             87,648      87,648    87,648


Non-GAAP results for the three months and year ended December 31, 2005 exclude the following items, which are included in Nektar's Consolidated Statements of Operations when presented in accordance with GAAP:
(a) Expensing of acquired in-process research and development related to the Q4 2005 Aerogen acquisition.
(b) Impairment of goodwill and certain fixed assets related to Nektar UK (formerly Bradford Particle Design, which was acquired by Nektar in January
2001)


                          NEKTAR THERAPEUTICS
       NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             ( In thousands, except per share information)

                                               Unaudited
                                    ---------------------------------
                                           Twelve-Months Ended
                                            December 31, 2005
                                    ---------------------------------

                                       GAAP     Non-GAAP    Non-GAAP
                                               Adjustments
                                    ---------- ----------- ----------
Revenue:
      Contract research revenue     $  81,602           -  $  81,602
      Product sales and royalty
       revenue                         29,366           -     29,366
      Exubera commercialization
       readiness                       15,311           -     15,311
                                     --------- -----------  ---------
Total revenue                         126,279           -    126,279

Operating costs and expenses:
      Cost of goods sold and
       royalty costs                   23,728           -     23,728
      Exubera commercialization
       readiness costs                 12,268           -     12,268
      Research and development        151,659           -    151,659
      General and administrative       43,852           -     43,852
      Purchased in-process R&D(a)       7,859      (7,859)         -
      Amortization of other
       intangible assets                4,206           -      4,206
      Impairment of long lived
       assets(b)                       65,340     (65,340)         -
                                     --------- ----------- ----------
Total operating costs and expenses    308,912     (73,199)   235,713
                                     --------- -----------  ---------

Loss from operations                 (182,633)     73,199   (109,434)


Gain/(loss) on debt extinguishment       (303)          -       (303)
Other income/(expense), net            (1,112)          -     (1,112)
Interest income                        13,022           -     13,022
Interest expense                      (14,085)          -    (14,085)
                                     --------- -----------  ---------

Income/(loss) before
 benefit/(provision) for income
 taxes                               (185,111)     73,199   (111,912)

Benefit/(provision) for income taxes        -           -          -
                                     --------- -----------  ---------

Net income/(loss)                   $(185,111)     73,199  $(111,912)
                                     ========= ===========  =========


Basic and diluted net loss per
 common share                       $   (2.15)       0.85  $   (1.30)

Shares used in computing basic and
 diluted net loss per share            85,915      85,915     85,915


Non-GAAP results for the three months and year ended December 31, 2005 exclude the following items, which are included in Nektar's Consolidated Statements of Operations when presented in accordance with GAAP:
(a) Expensing of acquired in-process research and development related to the Q4 2005 Aerogen acquisition.
(b) Impairment of goodwill and certain fixed assets related to Nektar UK (formerly Bradford Particle Design, which was acquired by Nektar in January
2001)



    CONTACT: Nektar Therapeutics
             Joyce Strand, 650-631-3138
             Jennifer Ruddock, 650-631-4954